Exhibit 10.2

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

In the Matter of:	)
	)	CONSENT ORDER;
REPUBLIC BANK & TRUST COMPANY	)	ORDER TO PAY CIVIL
LOUISVILLE, KY	)	MONEY PENALTIES; AND
	)	ORDER TERMINATING ORDER
(INSURED STATE NONMEMBER	)	TO CEASE AND DESIST
BANK))
	)	FDIC-10-079b
	)	FDIC-10-216k

WHEREAS, the Federal Deposit Insurance Corporation (“FDIC”) is the appropriate Federal banking agency for Republic Bank & Trust Company of Louisville, Kentucky (the “Bank”), under Section 3(q) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. § 1813(q);

WHEREAS, the Bank, by and through its duly elected board of directors (“Board”), has executed a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER, ORDER TO PAY CIVIL MONEY PENALTIES, and ORDER TERMINATING ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”), dated December 8, 2011;

WHEREAS, through the CONSENT AGREEMENT, the Bank has consented, without admitting or denying any violations of law and/or regulations and unsafe or unsound banking practices, to the issuance of this CONSENT ORDER, ORDER TO PAY CIVIL MONEY PENALTIES, AND ORDER TERMINATING ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC;

WHEREAS, the Bank has submitted to the FDIC Regional Director a plan to enhance the Bank’s oversight of its third-party Electronic Refund Originators; and

WHEREAS, the FDIC has determined that the requirements for issuance of an order under Sections 8(b) and 8(i) of the FDI Act, 12 U.S.C. §§ 1818(b) and 1818(i), have been satisfied;

NOW, THEREFORE, the FDIC accepts the CONSENT AGREEMENT and issues the following ORDER:

CONSENT ORDER

IT IS HEREBY ORDERED that the Bank, its institution-affiliated parties, as that term is defined in Section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, shall take affirmative action as follows:

1.           On or before April 30, 2012, the Bank shall exit the business of making or funding Refund Anticipation Loans (“RALs”), and shall not thereafter resume such business.

ORDER TO PAY CIVIL MONEY PENALTY

2.           IT IS FURTHER ORDERED THAT by reason of the violations of law and/or regulations, and/or unsafe or unsound practices, and after taking into account the appropriateness of the penalty with respect to the financial resources and good faith of the Bank, the gravity of the violations, the history of previous conduct by the Bank, and such other matters as justice may require, pursuant to Section 8(i)(2) of the FDI Act, 12 U.S.C. § 1818(i)(2), a civil money penalty of Nine Hundred Thousand Dollars ($900,000.00) is assessed against the Bank.  The Bank itself shall pay such amount to the Treasury of the United States and is prohibited from seeking or accepting indemnification from such payment from any third party.

ORDER TERMINATING ORDER TO CEASE AND DESIST

3.           IT IS FURTHER ORDERED THAT the Order to Cease and Desist entered on February 27, 2009 against the Bank (FDIC-08-308b) is hereby terminated.

MISCELLANEOUS

4.           This ORDER is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. 12 U.S.C. §§ 1818(b) and 1818(i), and shall be effective upon issuance.

5.           The provisions of this ORDER shall not bar, estop, or otherwise prevent the FDIC or any other federal or state agency or department from taking any other action against the Bank or any of the Bank’s current or former institution-affiliated parties, as that term is defined in Section 3(u) of the FDI Act, 12 U.S.C. § 1813(u); provided however the FDIC in its corporate capacity will not commence any further action against the Bank or any of its officers, directors, employees or agents, or any of its current or former institution-affiliated parties, arising out of matters addressed in and predating the ORDER, CONSENT AGREEMENT, or NOTICE (as NOTICE is defined in the Consent Agreement) except to enforce provisions of this ORDER upon a threatened or actual violation of the ORDER.

6.           The provisions of this ORDER shall be binding upon the Bank, its successors and assigns, and any of their respective directors, officers, employees, and agents, and any of the Bank’s institution-affiliated parties.

7.           The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, all provisions of this ORDER have been satisfied, at which time this Order shall terminate.

Pursuant to delegated authority.

Dated this 8th day of December, 2011.

/s/ Sylvia H. Plunkett
Sylvia H. Plunkett
Senior Deputy Director
Compliance and CRA Examinations
Division of Depositor and Consumer Protection
Federal Deposit Insurance Corporation

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